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                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our report dated February 24, 2004, except for Note 2 as to which the date is January 4, 2005, with respect to the consolidated financial statements of F.N.B. Corporation and subsidiaries included in this Current Report (Form 8-K) for the year ended December 31, 2003 in the following registration statements and in the related Prospectuses:

1. Registration Statement on Form S-8 relating to F.N.B. Corporation 1990 Stock Option Plan (File # 33-78114).

2. Registration Statement on Form S-8 relating to F.N.B. Corporation Restricted Stock Bonus Plan (File # 33-78134).

3. Registration Statement on Form S-8 relating to F.N.B. Corporation 1996 Stock Option Plan (File # 333-03489).

4. Registration Statement on Form S-8 relating to F.N.B. Corporation Restricted Stock and Incentive Bonus Plan (File # 333-03493).

5. Registration Statement on Form S-8 relating to F.N.B. Corporation Directors Compensation Plan (File # 333-03495).

6. Registration Statement on Form S-8 relating to F.N.B. Corporation 401(k) Plan (File # 333-38372).

7. Post-Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4 (File #333-01997).

8. Post-Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4 (File #333-22909).

9. Registration Statement on Form S-3 relating to F.N.B. Corporation Subordinated Notes and Daily Cash Accounts (File #333-74737).

10. Registration Statement on Form S-8 relating to stock options assumed in the acquisition of Mercantile Bank of Southwest Florida (File #333-42333).

11. Post-Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4 (File #333-58727).

12. Registration Statement on Form S-3 relating to stock warrants assumed in the acquisitions of Southwest Banks, Inc. and West Coast Bancorp, Inc. (File #333-31124).

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13.   Post-Effective Amendment No. 1 to Form S-3 relating to the F.N.B.
      Corporation Dividend Reinvestment and Direct Stock Purchase Plan (File #333-38374).

14. Amendment No. 1 to Form S-3 relating to the registration of F.N.B. Corporation Subordinated Term Notes and Daily Notes (File #333-38370).

15. Registration Statement on Form S-8 relating to the F.N.B. Corporation Salary Savings Plan (File #333-40648).

16. Registration Statement on Form S-8 relating to the F.N.B. Corporation 1998 Directors Stock Option Plan (File #333-38376).

17. Registration Statement on Form S-8 relating to the F.N.B. Corporation 2001 Incentive Plan (File #333-63042).

18. Registration Statement on Form S-3 relating to the registration of F.N.B. Corporation and F.N.B. Capital Trust I commons stock, preferred stock, debt securities, warrants, and trust preferred securities (File #333-74866).

19. Registration Statement on Form S-8 relating to the F.N.B. Corporation 1996 Incentive Plan (File #333-83760).

20. Registration Statement on Form S-8 relating to stock option agreements granted under the Promistar Financial Corporation 1998 Equity Incentive Plan and assumed by F.N.B. Corporation (File #333-83756).

21. Registration Statement on Form S-8 relating to the F.N.B. Corporation 401(k) Plan (File #333-97113).

22. Registration Statement on Form S-8 relating to the Roger Bouchard Insurance, Inc. 401(k) Plan (File #333-97115).

23. Pre-Effective Amendment No. 1 to the Registration Statement filed on Form S-3 related to the Dividend Reinvestment and Stock Purchase Plan (File #333-111833).

24. Post-Effective Amendment No. 1 to the Registration Statement filed on Form S-3 related to the issuance of Subordinated Term Notes (File #333-103902).

/s/ ERNST & YOUNG LLP

Pittsburgh, Pennsylvania
January 4, 2005